UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2015

PARAMOUNT GOLD AND SILVER CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33630	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

 (Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On March 25, 2015, Paramount Gold and Silver Corp. (the “Company”) received a letter from NYSE Regulation (the “NYSE Letter”) indicating that the NYSE MKT LLC (the “NYSE MKT”) had concluded that the Company failed to provide timely notification to the NYSE MKT of the record date for the Company’s upcoming special meeting of stockholders at least ten days prior to such record date as required by NYSE MKT Company Guide Section 703. The NYSE Letter was issued pursuant to Sections 703 and 1009 of the NYSE MKT Company Guide. The Company is required to provide disclosure of receipt of a letter of this nature under Item 3.01 of Form 8-K and disclose its receipt in a press release pursuant to Section 401(j) of the NYSE MKT Company Guide .

The Company notes that this was an isolated and inadvertent incident and that the NYSE Letter states that the NYSE MKT, in determining to issue a warning letter, took into consideration, among other things, the Company’s representation that the failure to notify was inadvertent. The NYSE Letter also notes that this is the first time the Company has failed to satisfy the notice requirement of Section 703 of the NYSE MKT Company Guide. The Company views this failure to notify the NYSE MKT as unintentional and believes it has been and is in compliance with all other NYSE MKT listing standards and rules applicable to it.

The Company also confirms February 24, 2015 as the record date for the right to vote at its upcoming special meeting of stockholders to be held on April 17, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 27, 2015, announcing the receipt of a letter from the NYSE MKT LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD AND SILVER CORP.

Date: March 27, 2015	By:	/s/ Christopher Crupi
	Name: Title:	Christopher Crupi President and Chief Executive Officer

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 27, 2015, announcing the receipt of a letter from the NYSE MKT LLC.